Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-288582 on Form F-1 of our report dated March 21, 2025 (August 7, 2025 as to the effects of the forward share split described in Notes 7(d) and 14(g)) relating to the financial statements of Nasus Pharma Ltd. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

August 7, 2025